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                                                                    Exhibit 23.1

                 [LEE KEELING AND ASSOCIATES, INC. LETTERHEAD]


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS




         Lee Keeling and Associates, Inc. ("Lee Keeling") hereby consents to references to Lee Keeling as expert and to its reserve reports and to information depicted in the Annual Report on Form 10-K for the year ended December 31, 1998 for Petroglyph Energy, Inc., a Delaware corporation, that was derived from our reserve reports.


                                     LEE KEELING AND ASSOCIATES, INC.




                                     By:  /s/ Kenneth Renberg
                                        ---------------------------------------
                                              Kenneth Renberg, Vice President


Tulsa, Oklahoma
March 25, 1999